Exhibit 10.25

FIRST AMENDMENT TO THE
ASSIGNMENT AGREEMENT OF PLANT VARIETY CERTIFICATES, PLANT BREEDERS'
RIGHTS, MAINTENANCE RIGHTS AND REGISTRATION RIGHTS

This First Amendment to the Assignment Agreement of Plant Variety Certificates, Plant Breeders' Rights, Maintenance Rights and Registration Rights (this "Amendment") is made this 23rd day of April 2015, by and among Pioneer Hi-Bred International, Inc., an Iowa corporation ("Seller"), Pioneer Overseas Corporation, an Iowa corporation ("POC" and, together with Seller, "Pioneer"), and S&W Seed Company, a Nevada corporation ("Buyer"). Buyer, Seller and POC are collectively referred to herein as the "Parties" and each individually as a "Party".

WHEREAS, the Parties entered into that certain Assignment Agreement of Plant Variety Certificates, Plant Breeders' Rights, Maintenance Rights and Registration Rights dated December 31, 2014 (the "Agreement").

WHEREAS, the Parties now wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

  As used in this Amendment, capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

  Exhibit A of the Agreement shall be deleted in its entirety and the form of Exhibit A of the Agreement set forth on Attachment I to this Amendment shall be inserted in lieu thereof.

  This Amendment shall be effective as of the date first written above.

  In case of any inconsistencies between the terms and conditions contained in this Amendment and the terms and conditions contained in the Agreement, the terms and conditions of this Amendment shall control.

  Except as set forth in this Amendment, (a) all provisions of the Agreement shall remain unmodified and in full force and effect and (b) nothing contained in this Amendment shall amend, modify or otherwise affect the Agreement or any Party's rights or obligations contained therein.

  This Amendment shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware, without regard to its conflicts of laws principles. Any controversy or claim arising out of or relating to this Amendment shall be handled in accordance with Section 2.1 of the Agreement.

  This Amendment (along with the Agreement and the other Transaction Documents) supersedes all prior agreements between the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.

  All of the terms and provisions of this Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

  This Amendment may be executed in any number of counterparts (including via facsimile or portable document format (PDF)), each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first above written.

PIONEER HI-BRED INTERNATIONAL, INC. By: /s/ Paul E. Schickler Name: Paul E. Schickler Title: President	S&W Seed Company By: /s/ Matthew K. Szot Name: Matthew K. Szot Title: CFO and EVP of Fin & Admin

PIONEER OVERSEAS CORPORATION

By: /s/ Paul E. Schickler
Name: Paul E. Schickler
Title: President

[Signature Page to First Amendment to Assignment Agreement of Plant Variety Certificates,
Plant Breeders' Rights, Maintenance Rights and Registration Rights]